EXHIBIT 99.1

Media Release

First Solar Shifts Malaysian Production Capacity to Series 5 Assembly

TetraSun product line discontinued to accommodate reallocation

TEMPE, Ariz., July 5, 2016 – First Solar, Inc. (Nasdaq: FSLR) announced today that it is reallocating production capacity at its Kulim, Malaysia facility to support a new assembly line dedicated to the company’s recently announced Series 5 thin film photovoltaic module offering. As a result, First Solar will end production of its TetraSun crystalline silicon solar panel product currently manufactured there, and expects to incur impairment and related charges of approximately $90 million to $110 million, substantially all of which is expected to be non-cash. These actions are expected to reduce First Solar’s operating expenses by $2 million to $4 million this year and $8 million to $10 million annually going forward.

The shift in production capacity is driven by First Solar’s long-range business plan, which focuses on maximizing the company’s core technology based on the thin film Cadmium Telluride (CdTe), according to Chief Operating Officer Tymen de Jong.

“Over the past two years, execution of our CdTe technology roadmap has positioned the product as the industry leader for utility-scale solar, as well as established a promising path into the future. The Series 5 module, and the Series 6 module still in concept development, are game-changing products that position us for exciting growth. They require the full attention of our manufacturing operations,” said de Jong.

“TetraSun is a sound technology for space constrained rooftops, and served largely as a hedge against CdTe technology competitiveness that had challenged us in the past,” he added. “With the success of our CdTe roadmap reflected in our record 22.1% cell efficiency, along with the proven higher energy yield and superior performance inherent in our thin film technology, that hedge is no longer needed.”

With this production transition, virtually all of the Kulim production associates previously assigned to the TetraSun line will move to the Series 5 assembly line, which will be in full operational mode by early 2017.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from pending tax matters; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module efficiency and balance of systems cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; our ability to expand manufacturing capacity worldwide; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: “Risk Factors,” of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

First Solar Investors
Stephen Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

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